UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 10, 2009
Emergent BioSolutions Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33137 (Commission File Number)	14-1902018 (IRS Employer Identification No.)

2273 Research Boulevard, Suite 400, Rockville, Maryland (Address of Principal Executive Offices)	20850 (Zip Code)
Registrant’s telephone number, including area code: (301) 795-1800
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 4, 2009, Emergent BioSolutions Inc. (the “Company”) executed an employment agreement with Dr. Stephen Lockhart, the Company’s Senior Vice President, Product Development, that was negotiated when Dr. Lockhart joined the Company in September 2007. The agreement currently provides for an annual base salary of £170,765. Dr. Lockhart is eligible to receive a discretionary annual cash bonus in an amount reviewed and approved by the Company’s compensation committee based on a target percentage of his annual base salary. The target percentage for Dr. Lockhart is currently 40%. Provided that Dr. Lockhart makes a monthly contribution equal to 2.5% of his salary to a qualified personal pension plan, the Company will contribute an amount equal to 10% of his salary to such plan, subject to limits that may be imposed by U.K. HM Revenue & Customs. Pursuant to the agreement, Dr. Lockhart is entitled to receive employee benefits made available to other employees and officers. Either party may terminate the agreement on six months’ written notice.
If the Company terminates Dr. Lockhart’s employment without cause, then Dr. Lockhart currently will be entitled to:
•	any unpaid base salary and accrued paid time-off through the date of termination;

•	the greater of (a) the annual bonus that was paid to Dr. Lockhart in respect of the most recently completed full calendar year or (b) the maximum annual bonus that could have been paid to Dr. Lockhart for such calendar year, in respect of the year of termination prorated through to the date of termination;

•	any bonus earned but unpaid as of the date of termination for any previously completed year;

•	reimbursement for any unreimbursed expenses incurred by Dr. Lockhart prior to the date of termination;

•	an amount equal to 75% of Dr. Lockhart’s annual base salary;

•	employee and fringe benefits and perquisites, if any, to which Dr. Lockhart may be entitled as of the date of termination under the Company’s relevant plans, policies and programs; and

•	continued eligibility for Dr. Lockhart and his eligible dependents to receive employee benefits (such as medical, dental, life insurance, disability and pension benefits), for nine months following Dr. Lockhart’s date of termination, except when the provision of employee benefits would result in a duplication of benefits provided by any subsequent employer.
If the Company terminates Dr. Lockhart’s employment without cause or Dr. Lockhart resigns for good reason, in each case within 18 months following a change of control, or the Company terminates Dr. Lockhart’s employment prior to a change of control, which subsequently occurs, at the request of a party involved in the change of control, or otherwise in connection with or in anticipation of a change of control, then Dr. Lockhart currently will be entitled to:
•	a lump sum amount, payable within 30 days following the date of termination, equal to the sum of:
—	any unpaid base salary and accrued paid time-off through the date of termination,

—	the greater of (a) the annual bonus that was paid to Dr. Lockhart in respect of the most recently completed full calendar year or (b) the maximum annual bonus that could have been paid to Dr. Lockhart for such calendar year, in respect of the year of termination prorated through to the date of termination,

—	any bonus earned but unpaid as of the date of termination for any previously completed year,

—	any unreimbursed expenses incurred by Dr. Lockhart prior to the date of termination, and

—	an amount equal to 75% of the sum of Dr. Lockhart’s base salary and the greater of the annual bonus that was paid to Dr. Lockhart in respect of the most recently completed year or the maximum annual bonus that could have been paid to Dr. Lockhart under an established bonus plan, if any, for the most recently completed year;
•	employee and fringe benefits and perquisites, if any, to which Dr. Lockhart may be entitled as of the date of termination of employment under the Company’s relevant plans, policies and programs;

•	any unvested stock options held by Dr. Lockhart that are outstanding on the date of termination will become fully vested as of that date, and the period, during which any stock options held by Dr. Lockhart that are outstanding on that date may be exercised, shall be extended to a date that is the later of the 15th day of the third month following the termination date, or December 31 of the calendar year in which the stock option would otherwise have expired if the exercise period had not been extended, but not beyond the final date the stock option could have been exercised if Dr. Lockhart’s employment had not terminated, in each case based on the term of the option at the original grant date;

•	continued eligibility for Dr. Lockhart and his eligible dependents to receive employee benefits (such as medical, dental, life insurance, disability and pension benefits), for nine months following Dr. Lockhart’s date of termination, except when the provision of employee benefits would result in a duplication of benefits provided by any subsequent employer;

•	a gross-up payment with respect to applicable excise taxes on any payment to Dr. Lockhart;

•	the retention for the maximum period permitted by applicable law of all rights Dr. Lockhart has to indemnification from the Company immediately prior to the change of control and the continuation throughout the period of any applicable statute of limitations of any director’s and officer’s liability insurance covering Dr. Lockhart immediately prior to the change of control; and

•	the advancement to Dr. Lockhart of all costs and expenses, including attorney’s fees and disbursements, incurred by Dr. Lockhart in connection with any legal proceedings that relate to the termination of employment or the interpretation or enforcement of any provision of the agreement, for which Dr. Lockhart will have no obligation to reimburse the Company if Dr. Lockhart prevails in the proceeding with respect to at least one material issue or the proceeding is settled.
If the Company terminates Dr. Lockhart’s employment with cause, then Dr. Lockhart will not be entitled to receive any compensation, benefits or rights, and any stock options or other equity participation benefits vested on or prior to the date of the termination, but not yet exercised, will immediately terminate.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
See Exhibit Index attached hereto.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2009	EMERGENT BIOSOLUTIONS INC.
	By:	/s/ R. Don Elsey
R. Don Elsey
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

10.1*	Employment Agreement dated September 21, 2007, between Emergent Product Development UK Ltd and Dr. Stephen Lockhart.
*   Management contract or compensatory plan or arrangement.